Exhibit 10.48

PC CONNECTION, INC.

RESTRICTED STOCK UNIT AGREEMENT

PC Connection, Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2020 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the grant date:
RSUs that are subject to vesting schedule:
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

PC CONNECTION, INC.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

PC Connection, Inc.

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

1.Award of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2020 Stock Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.Vesting. The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.Forfeiture of Unvested RSUs Upon Cessation of Service. In the event that the Participant ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of RSUs under the Plan.

4.Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.Tax Matters.

(a)Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.

(b)Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of the RSUs, the issuance of the Shares to the Recipient upon vesting of the RSUs or otherwise with respect to this Award. On each date on which unvested RSUs vest pursuant to this Agreement, the Company shall deliver written notice to the Recipient of the amount of withholding taxes due with respect to the vesting of those unvested RSUs that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal, state, local or foreign tax purposes, including payroll and social taxes, that are applicable to such supplemental taxable income). The Recipient shall satisfy such tax withholding obligations by the Company retaining, on each date on which unvested RSUs vest under this Agreement, such number of Shares that are issuable with respect to such RSUs as have a fair market value (calculated using the last reported sale price of the Common Stock of the Company on the NASDAQ Global Select Market on such vesting date, or if such vesting date is not a NASDAQ Global Select Market trading day, then on the trading day immediately preceding such vesting date) equal to the amount of the Company’s statutory minimum tax withholding obligation in connection with the vesting of such unvested RSUs. The retention of Shares by the Company shall happen automatically, without any action required on the part of the Recipient, and the Company is hereby authorized to take such actions as are necessary to effect such retention.

8.Miscellaneous.

(a)Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(b)Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future.